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                                                                   Exhibit 10.55





         INDEMNIFICATION AGREEMENT DATED AS OF OCTOBER 28, 2002 BETWEEN

                               EDISON SCHOOLS INC.

                ("EDISON"), AND LOWELL W. ROBINSON ("INDEMNITEE")

            WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of Edison's stockholders and that Edison should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of Edison; and

            WHEREAS, Edison has adopted provisions in its Bylaws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and Edison wishes to clarify and enhance the rights and obligations of Edison and Indemnitee with respect to indemnification; and

            WHEREAS, Edison has elected to follow the corporate governance practices and procedures of the Delaware General Corporation Law, as the same may be amended from time to time; and

            WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of Edison and in any other capacity with respect to Edison, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to Edison, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by Edison and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of Edison has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of Edison and its stockholders; and

            WHEREAS, Edison desires to have Indemnitee serve as a director or officer of Edison and in such other capacity with respect to Edison as Edison may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee's duty to Edison; and Indemnitee desires so to serve Edison, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;
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            Now, therefore, in consideration of Indemnitee's service as a director or officer of Edison, the parties hereto agree as follows:

            1. Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of Edison faithfully and to the best of Indemnitee's ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

            2. Indemnification. Edison shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

      (a) to the extent expressly prohibited by Delaware law;

      (b) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of Edison or any other company or organization on whose board Indemnitee serves at the request of Edison, except in respect of any indemnity exceeding the payment under such insurance, clause, bylaw or agreement;

      (c) in connection with an action, suit or proceeding, or part thereof initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 9 to enforce rights under this Agreement, unless the initiation thereof was authorized by the Board of Directors of Edison;

      (d) with respect to any action, suit or proceeding brought against Indemnitee that is authorized by the Board of Directors of Edison, except as provided in Sections 5 and 6.

            3. Action or Proceedings Other than an Action by or in the Right of Edison. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of Edison) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Edison, or is or was serving at the request of Edison as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Indemnitee shall also be entitled to such indemnification if he is or is threatened to be made a witness, without regard to whether he is a party. Pursuant to this Section, Indemnitee shall be indemnified against all

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costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Edison, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            4. Indemnity in Proceedings by or in the Name of Edison. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of Edison to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of Edison, or by reason of anything done or not done by Indemnitee in any such capacity. Indemnitee shall also be entitled to such indemnification if he is or is threatened to be made a witness, without regard to whether he is a party. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Edison; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to Edison, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

            5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of Edison) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

            6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Edison for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of Edison), but not, however, for all of the total amount thereof, Edison shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

            7. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5 or 6 the entitlement of Indemnitee to

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indemnification, to the extent not provided pursuant to the terms of this
Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of Edison by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by Edison of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification hereunder shall be borne by Edison. Edison hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

            8. Presumptions and Effect of Certain Proceedings. The Secretary of Edison shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 7 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and, unless otherwise required by law, Edison shall have the burden of proof in making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by Edison of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Edison, and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

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            9. Remedies of Indemnitee in Cases of Determination not to Indemnify
or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8, or if Expenses are not advanced pursuant to
Section 14, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or advance. Alternatively, Indemnitee at Indemnitee's option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. Edison shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 7 or 8 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or 8 that Indemnitee is entitled to indemnification, Edison shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Edison further agrees to stipulate in any such court or before any such arbitrator that Edison is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, Edison shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

            10. Other Rights to Indemnification. Indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation, Bylaws or other organizational documents of Edison, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

            11. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from Edison and shall be indemnified by Edison against any actual Expenses incurred by Indemnitee in connection with such Proceeding.

            12. Continuation of Indemnity. All agreements and obligations of Edison contained herein shall continue during the period Indemnitee is a director or officer of Edison and shall continue thereafter with respect to any possible Claims based on the fact that Indemnitee was a director or officer of Edison. This Agreement shall be binding upon all successors and assigns of Edison (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

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            13. Notification and Defense of Claim. Promptly after receipt by
Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against Edison under this Agreement, notify Edison in writing of the commencement thereof; but the omission so to notify Edison will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies Edison:

      (a) Edison will be entitled to participate therein at its own expense; and

      (b) Except as otherwise provided in this Section 13(b), to the extent that it may wish, Edison, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Edison to Indemnitee of its election so to assume the defense thereof, Edison shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Edison of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Edison, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Edison and Indemnitee in the conduct of the defense of such action or
      (iii) Edison shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of Edison. Edison shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Edison or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

      (c) Edison shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without Edison's written consent. Edison shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee's written consent. Neither Edison nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

            14. Advancement of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by Edison at the request of Indemnitee, each such advancement to be made within five calendar days after the receipt by Edison of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee's entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 2, by or on behalf of Indemnitee to repay such amount if it is finally determined, after all appeals by a

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court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by Edison as provided by this Agreement or otherwise. Indemnitee's undertaking to repay any such amounts is not required to be secured. Edison considers it important to furthering its business purposes to provide advancement of expenses and does not consider and will not treat such advancement as a personal loan to Indemnitee.

            15. Separability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever
(1) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that Edison provide protection to Indemnitee to the fullest enforceable extent.

            16. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

            17. Definitions. For purposes of this Agreement:

      (a) "Disinterested Director" means a director of Edison who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

      (b) "Expenses" includes, without limitation, expenses of any and all investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, and any expenses of establishing a right to indemnification under Sections 7, 9 and 11 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

      (c) "Independent Counsel" means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) Edison or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of

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      interest in representing either Edison or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

      (d) "Proceeding" includes any threatened, pending or completed investigation, action, suit or proceeding, whether brought in the name of Edison or otherwise, against Indemnitee, for which indemnification is not prohibited under Section 2 above and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Edison, or is or was serving, at the request of Edison, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

            18. Other Provisions.

      (a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

      (b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

      (c) This agreement shall not be deemed an employment contract between Edison and any Indemnitee who is an officer of Edison, and, if Indemnitee is an officer of Edison, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and Edison.

      (d) Upon a payment to Indemnitee under this Agreement, Edison shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for Edison to bring suit to enforce such rights.

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      (e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                     EDISON SCHOOLS INC.


                                     By  /s/ H. Christopher Whittle
                                        --------------------------------
                                        H. Christopher Whittle
                                        Chief Executive Officer

                                        /s/ Lowell W. Robinson
                                        --------------------------------
                                        Lowell W. Robinson

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